As filed with the Securities and Exchange Commission
                              on February 5, 2002
                           Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       BOSTON COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3026859
                      (I.R.S. Employer Identification No.)

                  100 Sylvan Road, Woburn, Massachusetts 01801
              (Address of Principal Executive Offices) (Zip Code)

                       2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               Edward H. Snowden
                       Boston Communications Group, Inc.
                                100 Sylvan Road
                          Woburn, Massachusetts 01801
                    (Name and Address of Agent for Service)

                                 (781) 904-5000
         (Telephone Number, Including Area Code, of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

                               Proposed Proposed
                            Total of Maximum Maximum
                      Securities Amount Offering Aggregate
                    To Be To Be Price Per Offering Amount of
               Registered Registered Share Price Registration Fee

---------------------- ------------------ -------------------- ----------------
                                 Common Stock,
                              $0.01 par value per
                  share 225,000 $7.74(1) $1,741,500(1) $513.74


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the averageof the high and low sale prices of the Common Stock on the NasdaqNational Market on January 28, 2002 in accordance with Rules 457(c) and457 (h) of the Securities Act of 1933, as amended.

         PART I. INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the 2001 Employee Stock Purchase Plan of Boston
Communications Group, Inc. (the "Registrant") pursuant to Rule (428(b)(1) of the
           Securities Act of 1933, as amended (the "Securities Act").


          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                Item 3. Incorporation of Documents by Reference

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of
    1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange
 Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

  (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to
      Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

 (2) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                       Item 4. Description of Securities

      The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

                 Item 5. Interests of Named Experts and Counsel

                                 Not applicable

               Item 6. Indemnification of Directors and Officers

     Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the
Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

     The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

                  Item 7. Exemption from Registration Claimed

                                Not applicable.

                                Item 8. Exhibits

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                              Item 9. Undertakings

                1. The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
                            Registration Statement;

provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration
 Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
  Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
    Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 4th day of February, 2002.


                       BOSTON COMMUNICATIONS GROUP, INC.




                    By: /s/ Edward H. Snowden______________
                             ---------------------
                               Edward H. Snowden
                     President and Chief Executive Officer







                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Boston Communications
  Group, Inc., hereby severally constitute Edward H. Snowden, Karen A. Walker,
   Alan J. Bouffard and Michael D. Bain and each of them singly, our true and lawful attorneys with full power to the, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.


                              Signature Title Date

            /s/ Edward H. Snowden President, Chief February 4, 2002
                             ---------------------
                     -------------------------------------
                    Edward H. Snowden Executive Officer and
                              Director (Principal
                               Executive Officer)

         /s/ Karen A. Walker Vice President - Finance February 4, 2002
                     -------------------------------------
                       Karen A. Walker and Administration
                            (Principal Financial and
                              Accounting Officer)

    /s/ Frederick E. von Mering Vice President - Strategic February 4, 2002
                     -------------------------------------
                    Frederick E. von Mering Development and
                                    Director

            /s/ Paul J. Tobin Chairman of the Board February 4, 2002
                     -------------------------------------
                                 Paul J. Tobin

            /s/ Brian E. Boyle Vice Chairman of the February 4, 2002
                     -------------------------------------
                              Brian E. Boyle Board


                 /s/ Jerrold D. Adams Director February 4, 2002
                     -------------------------------------
                                Jerrold D. Adams

                    /s/ Raj Singh Director February 4, 2002
                     -------------------------------------
                                   Raj Singh

                 /s/ Paul R. Gudonis Director February 4, 2002
                     -------------------------------------
                                Paul R. Gudonis

                  /s/ Gerald McGowan Director February 4, 2002
                     -------------------------------------
                                 Gerald McGowan

                   /s/ Gerald Segel Director February 4, 2002
                     -------------------------------------
                                  Gerald Segel

                                 Exhibit Index


                                 Exhibit Number
                                  Description

4.1(1) Specimen Certificate for Shares of Common Stock, $.01 par value per share, of the Registrant

                        5.1 Opinion of Hale and Dorr LLP

          23.1 Consent of Hale and Dorr LLP (included in Exhibit 5.1)

                       23.2 Consent of Ernst & Young LLP

24.1 Power of Attorney (included on the signature page of this Registration
                                 Statement)



























(1) Incorporated herein by reference to the Registrant's Registration Statemen on Form S-1 (Commission File No. 333-4128).

                                BOSTON 1351470v2


                                BOSTON 1351470v2
                                  EXHIBIT 5.1
                               HALE AND DORR LLP
                               Counsellors At Law
                  60 State Street, Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000


                                February 5, 2002


                       Boston Communications Group, Inc.
                                100 Sylvan Road
                          Woburn, Massachusetts 01801

                     Re: 2001 Employee Stock Purchase Plan

                             Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the
     "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 225,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Boston Communications Group, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 2001 Employee Stock
                          Purchase Plan (the "Plan").

 We have examined the certificate of incorporation and by-laws of the Company, each as amended and restated to-date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

 In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

 We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts and the federal laws of the United States of America.

 Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

   Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein under the caption "Interests of Named Experts and Counsel." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,

                             /s/ HALE AND DORR LLP
                               HALE AND DORR LLP

                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Boston Communications Group, Inc. pertaining to the 2001 Employee Stock
    Purchase Plan of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31,
            2000 filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young LLP


                             Boston, Massachusetts
                                January 29, 2002